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TMNG GLOBAL REPORTS 2008 FOURTH QUARTER AND FULL YEAR RESULTS

Overland Park, KS – February 26, 2009 – TMNG Global (Nasdaq: TMNG), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2008 fourth quarter (a fourteen week quarter) and full year ended January 3, 2009.

Revenues in the fourth quarter of 2008 were $14.4 million compared to revenues of $20.8 million in the fourth quarter of 2007 and $17.5 million in the third quarter of 2008. Revenue comparisons were affected by reduced customer spending in light of global macroeconomic trends, as well as unfavorable foreign exchange impact. During the quarter, TMNG Global’s gross margin was 39.8%, compared with 47.4% in the fourth quarter of 2007. The decrease in gross margin was primarily due to lower utilization of consulting personnel on billable projects in the fourth quarter of 2008, especially during the December holiday season, as well as the mix of consulting engagements.

TMNG Global reported a net loss of ($5.0) million or ($0.14) per diluted share for the fourth quarter of 2008, compared to net income of $480,000, or $0.01 per diluted share in last year’s fourth quarter. The fourth quarter net loss included a goodwill impairment charge of $4.3 million and a charge related to the valuation of the Company’s auction rate securities of $280,000. All previously disclosed auction rate security valuation adjustments were recorded within other comprehensive income. Excluding these items and adjusting for the after tax impact of non-cash charges, including depreciation, amortization and share-based compensation of $1.1 million, TMNG Global generated non-GAAP adjusted net income of $679,000, or $0.02 per diluted share, during the fourth quarter of 2008. The comparable non-GAAP adjusted net income for the fourth quarter of fiscal 2007, which also included an adjustment for expenses related to the review of the Company’s option granting practices, was $2.7 million, or $0.07 per diluted share.

“While challenging, 2008 was a productive year for TMNG, demonstrated by our year-over-year revenue growth, significant customer wins, and the successful and seamless integration of our recent acquisitions. We also maintained profitability on a cash earnings basis despite the pronounced macroeconomic difficulties that emerged in the second half of the year,” said Richard Nespola, TMNG Global Chairman and CEO. “As the economic crisis unfolded, we took quick and decisive action by managing our business to lower levels of customer spending while focusing on the Company’s ability to deliver value. We expect the 2009 environment to remain challenging. Therefore, we have focused on securing longer term commitments from our larger customers while continuously aligning our overhead with the realities of the economic climate. Our consulting and software offerings play into important client needs in difficult times by assisting service providers in maximizing the efficiency of their platforms while ensuring the integrity of their revenue stream. These core competencies combined with our healthy balance sheet and flexible operating model should serve us well until visibility improves.”

Financial Results for the Fifty-Three Weeks Ended January 3, 2009

For the fifty-three weeks ended January 3, 2009, revenues increased to $74.0 million, compared with $71.9 million in the fifty-two week period ended December 29, 2007. TMNG Global’s gross margin was 44.6% for the year ended January 3, 2009, compared with 46.8% for the prior year.

Net loss for the fifty-three weeks ended January 3, 2009 was ($14.8) million or ($0.42) per diluted share, compared with a net loss of ($2.3) million or ($0.07) per diluted share for the fifty-two weeks ended December 29, 2007. GAAP results in 2008 include goodwill and intangible asset impairment charges of $14.5 million and the auction rate securities valuation adjustment of $280,000. Non-GAAP adjusted net income, adjusted for the after tax impact of non-cash expenses, including the impairment charges, ARS write-down, depreciation and amortization expense, and share-based compensation, was approximately $6.1 million, or $0.17 per diluted share, for the fifty-three weeks ended January 3, 2009. The comparable non-GAAP adjusted net income for the fifty-two weeks ended December 29,

2007 was $5.0 million, or $0.14 per diluted share, which also excluded expenses related to the review of the Company’s option granting practices and a gain on settlement of a foreign tax withholding dispute.

For the fifty-three weeks ended January 3, 2009, cash flow from operations was $6.1 million, compared to $1.4 million in the fifty-two week year-ago period.

In addition to reporting net income (loss) and net income (loss) per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net Income” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2008 fourth quarter and full year results. Investors can access the conference call via a live webcast on the Company’s website,

www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 427815, through March 5, 2009.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, and Cartesian, and its base of over 500 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Shanghai and Washington, D. C.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the recent worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the recent slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Fourteen Weeks	Thirteen Weeks	Fifty-Three	Fifty-Two
	Ended	Ended	Weeks Ended	Weeks Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
Revenues	$14,397	$20,828	$74,042	$71,875

Cost of services (includes net non-cash share-based compensation expense of $98 and $178 for the fourteen weeks ended January 3, 2009 and the thirteen weeks ended December 29, 2007, respectively, and $545 and $302 for the fifty-three weeks ended January 3, 2009 and the fifty-two weeks ended December 29, 2007, respectively)	8,670	10,955	41,055	38,263

Gross Profit	5,727	9,873	32,987	33,612

Operating Expenses:

Selling, general and administrative (includes net non-cash share-based compensation expense of $295 and $556 for the fourteen weeks ended January 3, 2009 and the thirteen weeks ended December 29, 2007, respectively, and $1,272 and $1,145 for the fifty-three weeks ended January 3, 2009 and the fifty-two weeks ended December 29, 2007, respectively)	6,251	8,945	30,124	31,723
Special Committee investigation		109		2,560
Intangible asset amortization	537	1,463	3,916	3,612
Goodwill, intangible and long-lived asset impairment	4,286		14,451
Total operating expenses	11,074	10,517	48,491	37,895
Loss from operations	(5,347)	(644)	(15,504)	(4,283)
Other (expense) income:
Interest income, net	166	361	916	1,546
Other, net	(267)		(243)	452
Total other (expense) income	(101)	361	673	1,998
Loss before income tax provision	(5,448)	(283)	(14,831)	(2,285)
Income tax benefit (provision)	450	763	6	(52)
Net (loss) income	$(4,998)	$480	$(14,825)	$(2,337)

(Loss) income per common share:
Basic and diluted	$(0.14)	$0.01	$(0.42)	$(0.07)

Weighted average shares used in calculation of net (loss) income per common share:
Basic	34,736	36,124	35,445	35,868
Diluted	34,736	36,402	35,445	35,868

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 3,	December 29,
	2009	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,956	$10,022
Short-term investments		17,125
Receivables:
Accounts receivable	8,247	13,044
Accounts receivable — unbilled	4,540	7,804
	12,787	20,848
Less: Allowance for doubtful accounts	(379)	(562)
Net receivables	12,408	20,286
Prepaid and other current assets	1,653	1,763
Total current assets	20,017	49,196

Property and equipment, net	1,801	1,784
Goodwill	6,240	13,365
Licenses and identifiable intangible assets, net	4,842	11,605
Noncurrent investments	13,404
Other assets	410	616
Total Assets	$46,714	$76,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,138	$1,927
Accrued payroll, bonuses and related expenses	4,053	5,038
Other accrued liabilities	2,907	2,466
Income tax liabilities	103	861
Deferred revenue	476	3,554
Accrued contingent consideration	161	1,616
Unfavorable and other contractual obligations	697	1,668
Total current liabilities	9,535	17,130

NONCURRENT LIABILITIES:
Deferred income tax liabilities	115	1,368
Unfavorable and other contractual obligations	1,062	1,716
Noncurrent borrowings	1,485
Other liabilities	891	524
Total noncurrent liabilities	3,553	3,608

Total stockholders’ equity	33,626	55,828
Total Liabilities and Stockholders’ Equity	$46,714	$76,566

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED NET INCOME

(unaudited)

(in thousands, except per share data)

	Fourteen Weeks	Thirteen Weeks	Fifty-Three Weeks	Fifty-Two Weeks
	Ended	Ended	Ended	Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
Reconciliation of GAAP net (loss) income to non-GAAP adjusted net income:
GAAP net (loss) income	$(4,998)	$480	$(14,825)	$(2,337)

Special Committee investigation		109		2,560
Goodwill, intangible and long-lived asset impairment	4,286		14,451
Auction rate securities impairment	280		280
Depreciation and amortization	966	1,814	5,385	4,872
Gain on settlement of foreign withholding tax dispute				(452)
Non-cash share based compensation expense	393	734	1,817	1,447
Tax effect of applicable non-GAAP adjustments	(248)	(462)	(965)	(1,078)
Adjustments to GAAP net (loss) income	5,677	2,195	20,968	7,349

Non-GAAP adjusted net income	$679	$2,675	$6,143	$5,012

Reconciliation of GAAP net (loss) income per diluted common share to non-GAAP adjusted net income per diluted common share:
GAAP net (loss) income per diluted common share	$(0.14)	$0.01	$(0.42)	$(0.07)

Special Committee investigation		0.00		0.07
Goodwill, intangible and long-lived asset impairment	0.12		0.41
Auction rate securities impairment	0.01		0.01
Depreciation and amortization	0.03	0.05	0.15	0.14
Gain on settlement of foreign withholding tax dispute				(0.01)
Non-cash share based compensation expense	0.01	0.02	0.05	0.04
Tax effect of applicable non-GAAP adjustments	(0.01)	(0.01)	(0.03)	(0.03)
Adjustments to GAAP net (loss) income per diluted common share	0.16	0.06	0.59	0.21

Non-GAAP adjusted net income per diluted common share	$0.02	$0.07	$0.17	$0.14

Weighted average shares used in calculation of diluted net (loss) income per common share	34,736	36,402	35,445	35,868